Joint Filer Information

Name: GLG Partners Limited

Address:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

Designated Filer: GLG Partners LP

Issuer and Ticker Symbol: ZBB Energy Corporation (ZBB)

Date of Event Requiring Statement: June 15, 2007

Signature:

       By: /s/ Emmanuel Roman
           ----------------------------------
           Name: Emmanuel Roman
           Title:   Managing Director

                            Joint Filer Information

Name: GLG Global Utilities Fund

Address:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

Designated Filer: GLG Partners LP

Issuer and Ticker Symbol: ZBB Energy Corporation (ZBB)

Date of Event Requiring Statement: June 15, 2007

Signature:


By: GLG Partners LP,
As its Investment Manager



By:  /s/ Emmanuel Roman
     ------------------------------
     Name:  Emmanuel Roman
     Title: Managing Director

By:  /s/ Timothy Kuschill
     ------------------------------
     Name:  Timothy Kuschill
     Title: Legal Counsel

                            Joint Filer Information

Name: Emmanuel Roman, Noam Gottesman and Pierre Lagrange

Address:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

Designated Filer: GLG Partners LP

Issuer and Ticker Symbol: ZBB Energy Corporation (ZBB)

Date of Event Requiring Statement: June 15, 2007

Signature:

            /s/ Emmanuel Roman
            --------------------------------------
            EMMANUEL ROMAN, individually and
            on behalf of Noam Gottesman and
            Pierre Lagrange

The Powers of Attorney executed by Noam Gottesman and Pierre Lagrange, authorizing Emmanuel Roman to sign and file this Form 3 on each person's behalf, which were filed with the Schedule 13G filed with the Securities and Exchange Commission on December 15, 2006 by such Reporting Persons with respect to the common stock of Movado Group, Inc., are hereby incorporated by reference.